Contact:  Robert E. Rout
              Senior Executive Vice President,
              Chief Financial Officer & Secretary
              724-465-1487

TO BE RELEASED
9:00 a.m., Monday, January 21, 2008

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania - S&T Bancorp, Inc. (NASDAQ: STBA) today announced earnings for the fourth quarter and the year ended December 31, 2007. Diluted earnings per share for the fourth quarter of 2007 were $0.54 per share compared to $0.52 per share in the fourth quarter of 2006. Net income for the fourth quarter of 2007 was $13.3 million compared to $13.2 million in the comparable period one year ago.

For the year ended December 31, 2007, diluted earnings per share increased 10 percent to $2.26 from $2.06 in 2006, and net income increased 5 percent to $56.1 million from $53.3 million in 2006. Return on average assets and return on average equity for 2007 were 1.68 percent and 16.97 percent, respectively, compared to 1.64 percent and 15.37 percent in 2006.

James C. Miller, chairman and chief executive officer, commented, "I am very pleased with our 2007 performance. I also believe strongly that we are well positioned to take advantage of strategic opportunities that will be presented in 2008 as a result of the current market disruptions and our upcoming merger with Irwin Bank. While we are mindful of the difficult environment, we also see great possibilities to enhance our market share and strengthen our franchise value in the western Pennsylvania markets where we do business."

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S&T Bancorp
Announces Earnings

Earning assets increased $60.7 million over the past 12 months, primarily driven by an $81.4 million or 4 percent increase in commercial lending, and a $49.2 million or 8 percent increase in consumer and residential mortgage loans. Investment securities declined $70.0 million during the same period due to an asset liability management strategy to reduce borrowing levels, balance sheet leverage and the potential interest rate risks of a flattening and sometimes inverted yield curve. Deposits increased $56.5 million or 2 percent during 2007. Todd Brice, S&T's president and chief operating officer, noted, "Good core deposit and loan growth are important indicators of S&T's success in growing our business through our relationship banking strategies which continue to differentiate us in the market."

Net interest income, on a fully taxable equivalent basis, increased approximately $1.9 million or 7 percent for the quarter, and increased $3.5 million or 3 percent for the 12 months of 2007 as compared to the same periods of 2006. Net interest margin on a fully taxable equivalent basis was 3.86 percent, 3.94 percent and 3.87 percent for the third quarter, fourth quarter and full year of 2007, respectively. For the same periods of 2006, the net margin on a fully taxable equivalent basis was 3.87 percent, 3.80 percent and 3.86 percent, respectively.

Noninterest income for the fourth quarter of 2007, excluding gains on the sale of investment securities, increased $0.3 million, as compared to the same period last year primarily driven by merchant, debit card, insurance and brokerage activities. Year-to-date noninterest income, excluding gains on the sale of investment securities, increased $1.9 million or 5 percent to $36.8 million. Included in the year-to-date noninterest income is $1.2 million resulting from the reclassification of investment securities held in the deferred compensation plan trust to a trading classification from available for sale classification. Other increases included $0.8 million for merchant and debit card revenue and $0.6 million for insurance, offset by reduced revenues in retail related fees in 2007 and a $0.4 million accrual adjustment for wealth management fees in 2006.

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S&T Bancorp
Announces Earnings

Realized equity security gains for the fourth quarter and year-to-date 2007 were $0.6 million and $3.8 million, respectively. Realized equity security gains for the fourth quarter and full year 2006 were $1.2 million and $5.5 million, respectively. Market value and unrealized gains in the equity securities portfolios at December 31, 2007 were $41.3 million and $7.5 million, respectively, as compared to $55.3 million and $16.1 million at December 31, 2006. As an ongoing strategic initiative, S&T has been reducing the size of the equity portfolios over the past three years and allocating resources and associated capital to more core banking related activities.

Noninterest expense increased for the fourth quarter and year-to-date 2007 by $1.0 million and $4.2 million, respectively, as compared to the same periods of 2006. The primary factors in the full year increase are a $2.8 million increase in salaries, benefits and incentives, and a $1.2 million increase in occupancy, equipment and data processing expenses. Salary and benefits expense increases reflect the impact of normal merit increases and earnings per share growth related incentive programs.

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S&T Bancorp
Announces Earnings

Occupancy, equipment and data processing expense increases for the 2007 year-to-date period were affected by several facility restructurings, which included the closing of four branches, the addition of three new branches and expanded operational and administrative facilities. The efficiency ratio, which measures noninterest expense to core revenue, was 47 percent at December 31, 2007 as compared to 45 percent last year.

Nonperforming assets totaled $17.3 million or 0.51 percent of total assets at December 31, 2007 as compared to $15.3 million or 0.46 percent at September 30, 2007 and $20.4 million or 0.61 percent at December 31, 2006. The allowance for loan losses was $34.3 million at December 31, 2007 as compared to $33.2 million at December 31, 2006. The ratio of the allowance for loan losses compared to total loans was 1.23 percent at December 31, 2007 and 1.25 percent at December 31, 2006.

Net loan charge-offs for the full year 2007 were $4.7 million or 0.17 percent of average loans as compared to $12.7 million or 0.49 percent for 2006 and $1.7 million or 0.07 percent in 2005. Net loan charge-offs for 2006 were affected by three significant troubled commercial loan relationships that comprised $11.4 million of the total net charge-offs for 2006. Two of those troubled credits have combined remaining loan balances of $5.5 million and are believed to be adequately collateralized.

In the fourth quarter of 2007, S&T recorded a provision for loan losses of $1.2 million as compared to a provision for loan losses of $0.8 million in the fourth quarter of 2006. Year-to-date 2007, the provision for loan losses was $5.8 million as compared to $9.4 million for the year ended December 31, 2006. The provision for loan losses, which is based upon management's detailed quarterly analysis of the adequacy of the allowance for loan losses, is directionally consistent with the trends in asset quality. Todd Brice noted, "2006 was an unusually difficult year for asset quality. I am pleased that our asset quality has returned to more normal levels and that we have no sub-prime loan issues in our loan or investment portfolios. We continue to be very aggressive in dealing with potential problem loans. This is especially important for commercial relationships since these loans tend to be larger and, by their nature, may take longer to resolve."

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S&T Bancorp
Announces Earnings

S&T Bancorp, Inc. declared a common stock quarterly cash dividend of $0.31 per share on December 17, 2007. The dividend is payable on January 25, 2008 to shareholders of record as of December 31, 2007. This dividend represents a 3 percent increase over the $0.30 per share quarterly dividend declared a year ago and a 4 percent projected yield utilizing the December 31, 2007 closing market price of $27.64. The S&T Bancorp, Inc. Board of Directors authorized stock buyback programs in 2005 and 2006 of one million shares each, or approximately 4 percent of shares outstanding in each year. On June 18, 2007, the S&T Bancorp, Inc. Board of Directors authorized an additional buyback program of one million shares until June 30, 2008. During 2006, S&T repurchased 1,031,700 shares through these programs at an average cost of $34.19 per share. During 2007, S&T has repurchased 971,400 shares at an average price of $32.74.

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S&T Bancorp
Announces Earnings

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 46 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.4 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.